STOCK PURCHASE AGREEMENT

                  This Stock Purchase Agreement (this "Agreement") is entered into as of May 17, 2005, by and between Arotech Corporation, a Delaware corporation (the "Company"), and the Purchasers set forth on Schedule A hereto (the "Purchasers").

                  WHEREAS, the Company has registered with the Securities and Exchange Commission (the "Commission") the issuance of certain shares of its common stock, US$0.01 par value per share ("Common Stock"), under a registration statement on Form S-3 (Registration No. 333-110729) (the "Registration Statement").

                  WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company certain shares of Common Stock under the Registration Statement ("Shares"), as more fully described below and as set forth on Schedule A hereto.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                  1. Closing.

                  (a) The closing of the purchase and sale of the shares under this Agreement will take place by facsimile and wire transfer.

                  (b) Subject to the satisfaction (or waiver by the Purchasers) of the conditions set forth in Section 2, on May 19, 2005 (the "Closing Date"):
(x) the Company will: (i) deliver to the Purchasers, via the Purchasers' DTC Accounts through the Depository Trust Company DWAC system, as set forth on Schedule A, 1,275,500 Shares, and (ii) file with the Commission a Supplement disclosing the sale of Shares on the Closing Date; and (y) the Purchasers will deliver to the Company an aggregate amount in United States dollars equal to US$1,275,500, via wire transfer of immediately available funds to an account designated in writing by the Company for such purpose.

                  2. Conditions. The obligation of the Purchasers to purchase and acquire Shares under this Agreement on the Closing Date is subject to the fulfillment (or waiver by the Purchasers) of each of the following conditions:

                  (a) The Company shall have filed the Supplement with the Commission (which may occur concurrently with the Closing).

                  (b) The Registration Statement (x) shall be effective on the Closing Date as to all Shares to be issued and sold therein, not subject to any threatened or actual stop order and (y) will not on the Closing Date contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) The representations and warranties of the Company made in this Agreement shall be true and correct as of and on each of the date of this Agreement and the Closing Date, as if first made and restated on the Closing Date.

                  3. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

                  (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

                  (b) Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its shareholders for the Company to execute and consummate this Agreement and the transactions contemplated hereby. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, and assuming the valid execution hereof by the Purchasers, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not: (i) conflict with or violate any provision of the Company's certificate of incorporation or bylaws (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration (with or without notice, lapse of time or both) of, any material agreement or indebtedness to which the Company is a party or by which any material property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, decree or other restriction of any court, governmental authority or stock market to which the Company or the Common Stock is subject.

                  (d) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, will be legally issued, fully paid and nonassessable, free and clear of all liens and encumbrances (other than any that are the result of any action or inaction of the Purchasers).

                  (e) Registration Statement. The Registration Statement is effective and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Registration Statement (including the information or documents incorporated by reference therein), as of the time it was declared effective, and any amendments or supplements thereto, each as of the time of filing, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Shares are registered under the Securities Act of 1933 (the "Securities Act"), as amended, by the Registration Statement.

                  (f) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers will have no obligation with respect to any fees incurred by the Company or any other Person (other than the Purchasers, if the Purchasers has agreed in writing to pay such fees) or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Purchasers, its employees, officers, directors, agents, partners, and affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees incurred by the Company or any other Person, as such fees and expenses are incurred. "Person" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (g) Disclosure. Neither the Company nor any other Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or may, in the Company's opinion, constitute material non-public information.

                  4. Representations and Warranties of the Purchasers. Each Purchaser hereby severally and not jointly represents and warrants to the Company with respect to itself only as follows:

                  (a) Organization; Authorization. The Purchaser has been organized and is in good standing under the laws of the jurisdiction of its formation. The Purchaser has the requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Company, this Agreement shall constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby does not and will not (i) conflict with or violate any provision of the Purchaser's certificate of incorporation or bylaws (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment or acceleration (with or without notice, lapse of time or both) of, any material agreement or indebtedness to which the Purchaser is a party or by which any material property or asset of the Purchaser is bound or affected, or (iii) result in a violation of any order, judgment or decree of any court to which the Purchaser is subject.

                  (c) Investment Intent. The Purchaser is acquiring the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof, without prejudice, however, to the Purchaser's right at any time to sell any Shares in accordance with applicable securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold Shares for any period of time. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Shares.

                  (d) Purchasers Status. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified institutional buyer" as defined in Rule 144A(a)(1) under the Securities Act. The Purchaser is not a registered broker-dealer under Section 15of the Exchange Act. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

                  (e) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

                  5. Certain Disclosures. The Company will not and will cause each of its affiliates and other Persons acting on behalf of the Company not to divulge to the Purchasers any information that it believes to be material non-public information unless the Purchasers has agreed in writing to receive such information prior to such divulgence. Neither the Company nor the Purchasers will issue any press release or make any other public announcement relating to this Agreement unless the content thereof is mutually agreed to by the Company and the Purchasers, or if the Company is advised in writing by its counsel that such press release or public announcement is required by law, other than (i) the filing of the Supplement, (ii) the filing of a Current Report on Form 8-K in order to furnish an opinion of counsel as to the legality of the Shares, as required by Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, for incorporation by reference into the Registration Statement, and (iii) the filing of a Notification Form regarding the Listing of Additional Shares with The Nasdaq Stock Market.

                  6. Miscellaneous.

                  (a) Fees and Expenses. Each party will pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company will pay any stamp and other taxes and duties levied in connection with the sale of the Shares.

                  (b) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement. This Agreement may not be modified or amended except in a writing for such purpose signed by the Company and the Purchasers. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

                  (c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing and will be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email (the parties agree that email communication will only be used for prospectus delivery) prior to 5:00 p.m. (New York City time) on a trading day,
(ii) the trading day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications will be as follows (or such other address as may be designated in writing hereafter, in the same manner, by such Person):

         If to the Company:    Arotech Corporation
                               354 Industry Drive
                               Auburn, Alabama 36830
                               Facsimile No.: (334) 502-9001
                               Attn: Chief Executive Officer / General Counsel
                               Email:  ehrlich@arotech.com
                                       yaakovh@arotech.com

         If to the Purchasers: To the address set forth
                               under the Purchaser's name on Schedule A hereto.

                  (d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) will be exclusively commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such courts are an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

                  (e) Certain Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will each be entitled to specific performance of the others obligations under this Agreement. In furtherance thereof, the parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any such breach and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  (f) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to the Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
AROTECH CORPORATION


By:
   --------------------------------
     Name:  Robert S. Ehrlich
     Title:   Chief Executive Officer